Exhibit 23.3

Ria Gra nt Thornton S.p.A.
Via Maragliano, 6
50144 F irenze
T +39 0 55 480112

CONSENT OF INDEPENDENT AUDITORS

We have issued our report dated September 29, 2025 with respect to the financial statements of Società Sportiva Juve Stabia s.r.l.,, included in Form 6-K of Brera Holding PLC. dated October 24, 2025 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned report in this Registration Statement, and to the use of our name as it appears under the caption “Experts.”

/s/ RIA GRANT THORNTON SPA

RIA GRANT THORNTON SPA

Florence, Italy

November 19th, 2025